UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Chesapeake Lodging Trust held its Annual Meeting of Shareholders on May 26, 2011. The voting results on the proposals considered at the Annual Meeting are provided below.

Proposal 1

The voting results on the proposal to re-elect seven nominees to the Board of Trustees were as follows:

	For	Withheld	Broker Non-Vote

James L. Francis	25,778,992	112,882	1,363,218
Douglas W. Vicari	25,323,185	568,689	1,363,218
Thomas A. Natelli	24,858,674	1,033,200	1,363,218
Thomas D. Eckert	24,858,674	1,033,200	1,363,218
John W. Hill	24,507,374	1,384,500	1,363,218
George F. McKenzie	25,444,692	447,182	1,363,218
Jeffrey D. Nuechterlein	25,444,692	447,182	1,363,218

Proposal 2

The voting results on the proposal to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain	Broker Non-Vote
27,051,029	194,305	9,758	- 0 -

Proposal 3

The voting results on the non-binding advisory resolution on the compensation of the Company’s named executive officers reported in the Company’s 2011 proxy statement were as follows:

For	Against	Abstain	Broker Non-Vote
17,691,198	8,173,432	27,244	1,363,218

Proposal 4

The voting results of the non-binding advisory proposal on the frequency of future advisory votes on the compensation of the Company’s named executive officers were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
23,485,342	25,943	2,352,540	28,049	1,363,218

After considering these voting results, on May 26, 2011, the Board resolved to hold future non-binding advisory votes on the compensation of the Company’s named executive officers every year until the next shareholder vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer